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                                                                  EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07069) pertaining to the Employee Stock Purchase Plan, the 1994 Equity Incentive Stock Option Plan and the Non-employee Directors Stock Option Plan of Inhale Therapeutic Systems, and in the Registration Statement (Form S-3 No. 333-20787) and related Prospectus of Inhale Therapeutic Systems for the registration of 1,800,000 shares of its common stock, of our report dated February 10, 1997, with respect to the financial statements of Inhale Therapeutic Systems included in this Annual Report (Form 10-K) for the year ended December 31, 1996.




                                    /s/ ERNST & YOUNG LLP


Palo Alto, California
March 27, 1997